                               CUSTODIAN CONTRACT

      This Contract is made as of January 4, 2006 between BlackRock Long-Term
Municipal Advantage Trust, a statutory trust organized and existing under the laws of the State of Delaware, having its principal place of business at 100
Bellevue Parkway, Wilmington, Delaware 19809, hereinafter called the "Fund", and
State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts,
02110, hereinafter called the "Custodian."

      WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Fund's agreement and declaration of trust (the
"Declaration of Trust"). The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

      Upon receipt of "Proper Instructions" (within the meaning of Article 4), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the board of trustees of the Fund
(the "Board of Trustees"), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.    Duties of the Custodian with Respect to Property of the Fund Held By the
      Custodian

2.1   Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency registered with the Securities and
      Exchange Commission (the "SEC") under Section 17A of the Securities
      Exchange Act of 1934 (the "Exchange Act"), which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "Securities System")
      and (b) commercial paper of an issuer for which State Street Bank and
      Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian
      (the "Direct Paper System") pursuant to Section 2.9.

2.2   Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian ("Securities System Account") or in the Custodian's
      Direct Paper book entry system account ("Direct Paper System Account")
      only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1)    Upon sale of such securities for the account of the Fund and receipt of payment therefor;

      2)    Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

      3)    In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.8 hereof;

      4)    To the depository agent in connection with tender or other similar offers for securities of the Fund;

      5)    To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the
            Custodian;

      6)    To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the
            Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence
            representing the same aggregate face amount or number of units;
            provided that, in any such case, the new securities are to be delivered to the Custodian;

      7)    Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the
            Custodian's own negligence or willful misconduct;

      8)    For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9)    In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim

                                       2.

            receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10)   For delivery in connection with any loans of securities made by the
            Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or
            responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

      11)   For delivery as security in connection with any borrowings by the
            Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

      12)   For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of The National Association of
            Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

      13)   For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant
            registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the
            "CFTC") and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

      14)   For any other proper purpose, but only upon receipt of Proper
            Instructions specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3   Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the
      Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a

                                       3.

      best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4   Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the
      1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5   Collection of Income. Subject to the provisions of Section 2.3, the
      Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.6   Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the
      Custodian shall pay out monies of the Fund in the following cases only:

      1)    Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only
            (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the
            1940 Act to act as a custodian and has been designated by the
            Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
            Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set

                                       4.

            forth in Section 2.8 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions as defined in Article 4;

      2)    In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

      3)    For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management fees, accounting fees, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      4)    For the payment of any dividends declared pursuant to the governing documents of the Fund;

      5)    For payment of the amount of dividends received in respect of securities sold short;

      6)    For any other proper purpose, but only upon receipt of Proper
            Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.7   Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this
      Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.8   Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

2.9   Fund Assets Held in the Custodian's Direct Paper System. The Custodian may
      deposit and/or maintain securities owned by the Fund in the Direct Paper
      System of the Custodian subject to the following provisions:

                                       5.

      1)    No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

      2)    The Custodian may keep securities of the Fund in the Direct Paper
            System only if such securities are represented in Direct Paper
            System Account which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      3)    The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

      4)    The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

      5)    The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

      6)    The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.10  Segregated Account. The Custodian shall upon receipt of Proper
      Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, the
      Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The
      Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by
      Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of

                                       6.

      clause (iv), upon receipt of Proper Instructions from the Fund setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper purposes.

2.11  Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of such securities.

2.12  Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.13  Communications Relating to Fund Securities. Subject to the provisions of
      Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund.
      With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.14  Reports to Fund by Independent Public Accountants The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

                                       7.

3.    Payments for Sales or Repurchases or Redemptions of Shares

      The Custodian shall receive from the distributor of the Shares or from the
Fund's Transfer Agent (the "Transfer Agent") and deposit into the account of the
Fund such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

      From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

4.    Proper Instructions

      Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the instructions are consistent with the security procedures agreed to by the Fund and the Custodian including, but not limited to, the security procedures selected by the Fund on the Funds Transfer Addendum to this Contract. For purposes of this Article, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.

5.    Actions Permitted without Express Authority

      The Custodian may in its discretion, without express authority from the
Fund:

      1)    make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this
            Contract, provided that all such payments shall be accounted for to the Fund;

      2)    surrender securities in temporary form for securities in definitive form;

                                       8.

      3)    endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

      4)    in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees.

6.    Evidence of Authority

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The
Custodian may receive and accept a certified copy of a vote of the Board of
Trustees as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the
Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7.    Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate weekly the net income of the Fund as described in the Fund's registration statement on Form N-2 under the 1940 Act as filed with the SEC (the "Registration Statement") and shall advise the Fund and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective Registration Statement.

8.    Records

      The Custodian shall with respect to the Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.
All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the

                                       9.

Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

9.    Opinion of Fund's Independent Accountants

      The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Registration Statement, and Form N-SAR or
other annual reports to the SEC and with respect to any other requirements of the SEC.

10.   Compensation of Custodian

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the
Fund and the Custodian.

11.   Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

      If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements and assumed settlement) or in the event that the
Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be

                                       10.

entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

      In no event shall the Custodian be liable for indirect, special or consequential damages.

12.   Effective Period, Termination and Amendment

      This Contract shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing;
provided, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii)
immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or
upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

13.   Successor Custodian

      If a successor custodian shall be appointed by the Board of Trustees, the
Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of
Trustees, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston,
Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than
$25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor

                                       11.

custodian all of the Fund's securities held in any Securities System.
Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the
Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the
Custodian shall remain in full force and effect.

14.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and the
Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this
Contract.

15.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

16.   Prior Contracts

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the
Fund's assets.

17.   Reproduction of Documents

      This Contract and all schedules, exhibits, attachments, addenda and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                                       12.

18.   Notices

      Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or facsimile to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

    To the Fund:        BlackRock Long-Term Municipal Advantage Trust
                        c/o BlackRock Advisors, Inc.
                        100 Bellevue Parkway
                        Wilmington, Delaware 19809
                        Attention: Jeff Wing, Vice President
                        Telephone: 302-797-2134
                        Facsimile: 302-797-2459

   To the Custodian:    State Street Bank and Trust Company
                        2 Avenue de Lafayette, LCC 5
                        Boston, MA  02111
                        Attention: Michael J. Andrews, Assistant Vice President
                        Telephone: 617- 662-1626
                        Facsimile: 617-662-0057

      Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or facsimile on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

19.   Remote Access Services Addendum

      The Custodian and the Fund each agree to abide by the terms of the Remote
Access Services Addendum attached hereto.

20.   Shareholder Communications Election

      SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian

                                       13.

"no", the Custodian will not provide this information to requesting companies.
If the Fund tells the Custodian "yes" or does not check either "yes" or "no"
below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the
Fund consents or objects by checking one of the alternatives below.

      YES [ ]      The Custodian is authorized to release the Fund's name,
                   address, and share positions.

      NO  [X]      The Custodian is not authorized to release the Fund's name, address, and share positions.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                      14.

                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

ATTEST:                               BLACKROCK LONG-TERM MUNICIPAL
                                         ADVANTAGE TRUST

________________________              By:___________________________________
Name:                                     Anne F. Ackerley, Vice President
Title:

ATTEST:                               STATE STREET BANK AND TRUST COMPANY

________________________              By:_________________________________
Matthew J. Kelly, Vice President          Joseph L. Hooley, Executive
                                            Vice President

                                       15.